UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2004

NETWORK APPLIANCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive
Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     The information contained in Item 5.03 of this Current Report is being filed pursuant to “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” in accordance with SEC Release No. 33-8400 (March 16, 2004).

     Article III, Section 1 of the bylaws of Network Appliance, Inc. provides in pertinent part that “the number of directors of this corporation that shall constitute the whole Board shall be determined by resolution of the Board of Directors.” Pursuant to a resolution approved by the Board of Directors on September 2, 2004, the Board of Directors of Network Appliance, Inc. reduced the number of authorized seats on the Board of Directors from ten to nine.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

September 8, 2004	By:	/s/ Steven J. Gomo
Steven J. Gomo,
Senior Vice President of Finance and Chief Financial Officer